EXHIBIT 99.3

ASSET CONTRIBUTION AGREEMENT

BETWEEN

THE HOUSTON EXPLORATION COMPANY
(Contributor)

AND

SENECA-UPSHUR PETROLEUM, INC.
(Contributee)

June 2, 2004

- i -

LIST OF EXHIBITS

Exhibits

Exhibit A          Description of Interests
          Schedule I          Leases
          Schedule II          Fee Mineral Interests
Exhibit B          Retained Equipment
Exhibit C          Form of Assignment and Bill of Sale

- ii -

TABLE OF DEFINED TERMS

     The following terms are defined in this Agreement in the following Sections:

Agreement	Preamble
Capital	Section 1.2
Code	Recitals
Contracts	Section 1.1.6
Contributee	Preamble
Contribution	Recitals
Contributor	Preamble
Equipment	Section 1.1.4
Fee Mineral Interests	Section 1.1.7
Hydrocarbons	Section 1.1.9
Hydrocarbon Inventory	Section 1.1.9
Interests	Section 1.1
Leases	Section 1.1.1
MMMF	Section 4.2
NORM	Section 4.2
Parties	Preamble
Party	Preamble
Records	Section 5.1
Retained Obligations	Section 6.3
Surface Agreements	Section 1.1.5
Wells	Section 1.1.3

- iii -

ASSET CONTRIBUTION AGREEMENT

     THIS ASSET CONTRIBUTION AGREEMENT (this “Agreement”), dated June 2, 2004, is between THE HOUSTON EXPLORATION COMPANY, a Delaware corporation (“Contributor”), with offices at 1100 Louisiana Street, Suite 2000, Houston, Texas 77002, and SENECA-UPSHUR PETROLEUM, INC., a West Virginia corporation (“Contributee”), with offices at One Metrotech Center, Brooklyn, New York 11201-3850. Contributor and Contributee are sometimes hereinafter collectively called the “Parties” and individually called a “Party.”

     WHEREAS, Contributee is a wholly owned subsidiary of Contributor;

     WHEREAS, Contributor desires to contribute to Contributee (x) all of its interest in and to certain oil and gas properties and other assets related thereto that are owned by Contributor, as further described hereinafter, and (y) certain additional funds, and Contributee desires to accept such contributions and, in consideration thereof, assume all of Contributor’s liabilities and obligations related to such properties and other assets, subject to the terms and conditions of this Agreement (such contributions and assumptions, collectively, the “Contribution”);

     WHEREAS, the Parties intend that (i) the Contribution qualify under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) this Agreement constitute a plan of reorganization as that term is defined in Section 368 of the Code;

     NOW THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Contributor and Contributee agree as follows:

ARTICLE I.
CONTRIBUTION

1.1	Contribution of Assets. Subject to the terms, conditions, reservations and exceptions set forth in this Agreement, Contributor hereby contributes, grants, transfers, assigns, conveys and delivers to Contributee all of Contributor’s right, title and interest in and to the following (collectively, the “Interests”):

1.1.1	the oil and gas leases and oil, gas and mineral leases set forth in Exhibit A, Schedule I attached hereto and made a part hereof for all purposes, together with all of Contributor’s other right, title and interest in and to the land covered by such leases, including without limitation, all mineral, royalty and overriding royalty interests, and all rights, privileges and obligations appurtenant to those interests (the “Leases”);

1.1.2	all rights and interests in any unit or pooled area in which the Leases are included, to the extent that these rights and interests arise from and are associated with the Leases or the Fee Mineral Interests (as hereinafter defined), including without limitation all rights derived from any unitization, pooling, operating, communitization or other agreement or from any declaration or order of any governmental authority;

1.1.3	all oil, gas and condensate wells (whether producing, not producing or abandoned), water source, water injection and other injection or disposal wells and systems located on the Leases, the Fee Mineral Interests or lands unitized or pooled with the Leases or the Fee Mineral Interests (the “Wells”);

1.1.4	all equipment, facilities, pipelines, pipeline laterals, gathering systems, platforms, well pads, tank batteries, compressors, meters, improvements, fixtures, inventory, spare parts, tools, materials and other personal property on the Leases or used in developing or operating the Leases or producing, treating, storing, compressing, processing or transporting hydrocarbons on or from the Leases or the Fee Mineral Interests (the “Equipment”);

1.1.5	to the extent assignable or transferable and except to the extent any of the following are attributable or allocable to rights and interests retained by Contributor, if any, all easements, rights-of-way, licenses, permits, servitudes, surface leases and similar interests applicable to or used in operating the Leases or the Fee Mineral Interests, the lands unitized or pooled with the Leases or the Fee Mineral Interests, or the Equipment (the “Surface Agreements”);

1.1.6	to the extent assignable or transferable, all contracts and contractual rights, obligations and interests relating to the Leases or the Fee Mineral Interests, the lands unitized or pooled with the Leases or the Fee Mineral Interests, or the Equipment, including, without limitation, unit agreements, farmout agreements, farm-in agreements, operating agreements and hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing and fractionating agreements, whether of record or not (the “Contracts”);

1.1.7	all fee mineral interests described in Exhibit A, Schedule II attached hereto and made a part hereof for all purposes (the “Fee Mineral Interests”), including without limitation all rights and obligations pertaining to the Fee Mineral Interests under any of the Contracts;

1.1.8	all other tangibles, miscellaneous interests or other assets on or used in connection with the Leases, Wells, Fee Mineral Interests, Equipment and/or Contracts, including, without limitation, all lease files, land files, well files, production records, division order files, abstracts, title opinions, and contract files, insofar as they are directly related to the items described in Sections 1.1.1 through 1.1.7 hereof;

1.1.9	all merchantable oil, gas, liquid hydrocarbon, liquifiables, condensate and distillate (“Hydrocarbons”) that have been produced from the assets described in Sections 1.1.1 through 1.1.7 above prior to 12:01 am Eastern Daylight Time on June 1, 2004 (the “Effective Time”) and that are stored, at the Effective Time, in the Lease or unit stock tanks or in Lease or unit gathering lines or production facilities upstream of the sale or custody transfer meters of the purchaser or processor of such Hydrocarbon production from the Interests, the quantities of which have been determined as of the Effective Time pursuant to Lease or unit operator’s tank gauge readings, meter tickets or other inventory records; provided that for natural gas wells that do not have electronic measurement and where charts are changed on other than a daily basis, the production from such wells shall be pro-rated as of the Effective Time based upon the number of days between chart changes during the period between chart changes that includes the Closing Time, the number of days the well was actually produced during the period between chart changes that includes the Closing Time, and the assumption that the well produced equal quantities during each day of actual production (such quantities, the “Hydrocarbon Inventory”); and

1.1.10	such other assets relating to Contributee’s business as are set forth on Exhibit A, Schedule III attached hereto and made a part hereof for all purposes.

1.2	Contribution of Capital. Simultaneously with the execution and delivery of this Agreement, Contributor is contributing to Contributee by wire transfer to a bank account designated by Contributee $388,979,250 (the “Capital”).

1.3	Excluded Assets. The Interests to be contributed to Contributee under this Agreement do not include:

1.3.1	any interpretive data that Contributor is contractually prevented from conveying to third parties, including, without limitation, proprietary seismic, computer software, seismic and computer software licensed from third parties, patents, trade secrets, copyrights, names, marks and logos, all of which Contributor has removed before, or shall remove as soon as possible after, the date hereof;

1.3.2	all Hydrocarbons produced from the Interests prior to the Effective Time, except for the Hydrocarbon Inventory;

1.3.3	any proceeds from the sale of Hydrocarbons (except for the proceeds from the sale of the Hydrocarbon Inventory at or after the Effective Time) and any other income from the Interests, any trade credits and rebates from contractors and vendors, any accounts and notes receivable, and any adjustments or refunds attributable to Contributor’s interest in the Interests, in each case that relate to any period before the Effective Time, including, without limitation, transportation tax credits and refunds, tariff refunds, take-or-pay claims, insurance premium adjustments, and audit adjustments under the Contracts;

1.3.4	deposits, cash, checks in process of collection, cash equivalents and funds attributable to the Interests pertaining to any periods before the Effective Time; or

1.3.5	any leased vehicles and equipment for which Contributee does not assume the applicable lease under this Agreement, and all other third party equipment and property located on the Leases, including, without limitation, (i) contractor

1.3.6	equipment and (ii) the retained equipment described in Exhibit B attached hereto and made a part hereof for all purposes.

1.4	Acceptance of Interests and Capital. Subject to the terms, conditions, reservations and exceptions set forth in this Agreement, Contributor hereby accepts and receives the Capital and all of Contributor’s right, title and interest in and to the Interests.

ARTICLE II.
DELIVERIES

2.1	Contributor’s Deliveries. On the date hereof, Contributor has delivered, or caused to be delivered, to Contributee the following:

2.1.1	the Capital in immediately available funds by wire transfer to an account of Contributee designated by Contributee;

2.1.2	a duly and validly executed Assignment and Bill of Sale substantially in the form and substance of Exhibit C attached hereto and made a part hereof for all purposes, together with such other forms of conveyance as may be required by any applicable governmental authority or is otherwise expedient, covering all of the Interests to be contributed to Contributee pursuant hereto; and

2.1.3	duly executed letters-in-lieu of transfer orders.

2.2	Contributee’s Deliveries. Prior to or on the date hereof, Contributee has delivered, or caused to be delivered, to Contributor the following:

2.2.1	a duly and validly executed Assignment and Bill of Sale substantially in the form and substance of Exhibit C attached hereto and made a part hereof for all purposes, together with such other forms of conveyance as may be required by any applicable governmental authority or is otherwise expedient, covering all of the Interests to be contributed to Contributee pursuant hereto;

2.2.2	if requested by Contributor, evidence of Contributee’s appropriate state and federal plugging bond, surety letter, or letter of credit acceptable to such authority; and

2.2.3	duly executed letters-in-lieu of transfer orders.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1	Contributor’s Representations. Contributor hereby represents and warrants to Contributee as of the date hereof that:

3.1.1	Authority. Contributor is a duly organized corporation validly existing and in good standing under the laws of the State of Delaware, is duly qualified to carry on its business in the states in which the Interests are located, and has full power and authority to enter into and perform its obligations pursuant to this Agreement according to its terms.

3.1.2	Requisite Approvals. Contributor’s execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action, and will not violate or conflict with Contributor’s charter or bylaws.

3.1.3	Validity of Obligation. This Agreement and all other transaction documents executed and delivered pursuant hereto (i) have been duly executed by Contributor’s authorized representatives, (ii) constitute the valid and legally binding obligations of Contributor, and (iii) are enforceable against Contributor in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditor’s rights generally and the discretion of courts in granting equitable remedies.

3.1.4	No Violation of Contractual Restrictions. The execution, delivery and performance of this Agreement does not conflict with or violate any agreement or instrument to which Contributor is a party or by which it is bound, except any provision contained in agreements customary in the oil and gas industry relating to (i) preferential rights to purchase all or any portion of any Interest, (ii) required consents to transfer and related provisions, (iii) maintenance of uniform interest provisions in joint operating agreements, and (iv) any other third party approvals or consents contemplated in this Agreement.

3.1.5	No Violation of Other Legal Restrictions. The execution, delivery and performance of this Agreement does not violate any law, rule, regulation, ordinance, judgment, decree or order to which Contributor or the Interests is subject.

3.1.6	Consents. Contributor has obtained all consents, approvals, authorizations and waivers from any third party necessary to transfer the Interests to Contributee, other than (i) consents, approvals, authorizations and waivers ordinarily obtained after transfer, (ii) consents, approvals, authorizations and waivers on hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing and fractionation agreements, and (iii) such consents, approvals, authorizations and waivers the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to have a materially adverse affect on any of the Interests or the transactions contemplated hereby.

3.1.7	Unencumbered Pipelines. Contributor has commercially sufficient right to use all pipelines currently used or needed to transport natural gas from the wellhead to an interstate natural gas pipeline company, a local public utility, or other market.

3.2	Contributee’s Representations. Contributee represents and warrants to Contributor as of the date hereof that:

3.2.1	Authority. Contributee is a duly organized corporation validly existing and in good standing under the laws of the State of West Virginia, is duly qualified to carry on its business in the states in which the Interests are located, and has full power and authority to enter into and perform its obligations pursuant to this Agreement according to its terms.

3.2.2	Requisite Approvals. Contributee’s execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action and will not conflict with or violate Contributee’s charter or bylaws.

3.2.3	Validity of Obligation. This Agreement and all other transaction documents executed and delivered pursuant hereto (i) have been duly executed by Contributee’s authorized representatives, (ii) constitute the valid and legally binding obligations of Contributee, and (iii) are enforceable against Contributee in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditor’s rights generally and the discretion of courts in granting equitable remedies.

3.2.4	No Violation of Contractual Restrictions. The execution, delivery and performance of this Agreement does not conflict with or violate any agreement or instrument to which Contributee is a party or by which it is bound, except any provision contained in agreements customary in the oil and gas industry relating to (i) preferential rights to purchase all or any portion of any Interest, (ii) required consents to transfer and related provisions, (iii) maintenance of uniform interest provisions in joint operating agreements, and (iv) any other third party approvals or consents contemplated in this Agreement.

3.2.5	No Violation of Other Legal Restrictions. The execution, delivery and performance of this Agreement does not violate any law, rule, regulation, ordinance, judgment, decree or order to which Contributee is subject.

3.3	Representations and Warranties Exclusive. All representations and warranties contained in this Agreement (including, without limitation, those in this Article III) are exclusive, and are given in lieu of all other representations and warranties, express or implied; provided that nothing herein shall limit or supersede the representations and warranties or the rights of THEC (as hereinafter defined) and KeySpan (as hereinafter defined) to indemnification under the Distribution Agreement (as hereinafter defined).

ARTICLE IV.
TITLE WARRANTY; DISCLAIMER OF WARRANTIES

4.1	Special Warranty of Title; Encumbrances. CONTRIBUTOR CONVEYS THE INTERESTS TO CONTRIBUTEE WITHOUT WARRANTY OF TITLE, EXPRESS, STATUTORY, OR IMPLIED, EXCEPT THAT CONTRIBUTOR SPECIALLY WARRANTS AND AGREES TO DEFEND TITLE TO THE INTERESTS IT CONVEYS TO CONTRIBUTEE AGAINST THE CLAIMS, ENCUMBRANCES AND DEMANDS OF ALL PERSONS CLAIMING TITLE TO THE INTERESTS BY, THROUGH, OR UNDER CONTRIBUTOR BUT NOT OTHERWISE, SUBJECT TO THE LIMITATIONS SET FORTH IN THIS SECTION 4.1. Contributor’s special warranty of title contained in the preceding sentence applies to Contributor’s contractual and record title interest in the Interests to be conveyed to Contributee under this Agreement, as that contractual and record title interest is specifically described in Exhibit A; provided, however, Contributor’s special warranty is limited by all of the following to the extent binding upon Contributor: all future changes in the fee mineral interests, working interests, royalty interests, overriding royalty interests or net revenue interests stated in Exhibit A that may be caused by the operation of any provision of the instruments or contracts specifically noted or described in Exhibit A.

4.2	Condition and Fitness of the Interests. EXCEPT AS SET FORTH IN SECTION 4.1 OF THIS AGREEMENT, CONTRIBUTOR CONTRIBUTES AND CONVEYS THE INTERESTS TO CONTRIBUTEE WITHOUT ANY EXPRESS, STATUTORY OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING, WITHOUT LIMITATION, WARRANTIES RELATING TO (i) THE CONDITION OR MERCHANTABILITY OF THE INTERESTS OR (ii) THE FITNESS OF THE INTERESTS FOR A PARTICULAR PURPOSE. CONTRIBUTEE ACCEPTS ALL OF THE INTERESTS IN THEIR “AS IS, WHERE IS” CONDITION AND “WITH ALL FAULTS.”

4.3	Information About the Interests. EXCEPT AS SET FORTH IN THIS AGREEMENT, CONTRIBUTOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO CONTRIBUTEE IN CONNECTION WITH THE INTERESTS, (ii) THE QUALITY AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE INTERESTS, (iii) THE ABILITY OF THE INTERESTS TO PRODUCE HYDROCARBONS, INCLUDING WITHOUT LIMITATION, PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES, (iv) GAS BALANCING INFORMATION, ALLOWABLES, (v) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE INTERESTS OR (vi) THE ENVIRONMENTAL CONDITION OF THE INTERESTS (OTHER THAN AS SET FORTH IN THE DISTRIBUTION AGREEMENT).

4.4	Subrogation of Warranties. To the extent transferable, Contributor hereby gives and grants to Contributee, its successors and permitted assigns full power and right of substitution and subrogation in and to all covenants, indemnities and warranties (including warranties of title) by preceding owners, vendors, or others, given or made with respect to the Interests or any part thereof prior to the Effective Time.

ARTICLE V.
COVENANTS

5.1	Delivery of Records. Contributor shall provide Contributee, promptly after the date of this Agreement, at Contributee’s sole expense, any and all original maps, reports and other written material in the possession of Contributor that relate to the Interests, including without limitation, lease files, property records, contract files, operations files, production history, copies of tax and accounting records and files (other than Contributor’s income tax returns), well files, core analyses and hydrocarbon analyses, well logs, mud logs, core data, field studies, seismic, geological, geochemical or geophysical data or interpretations thereof (“Records”); provided, however, Contributor shall have no obligation to furnish Contributee (i) Contributor’s income tax returns or (ii) any interpretive data or information of Contributor described in Section 1.3.1. Contributee agrees to maintain the Records and allow Contributor reasonable access thereto for a period of six (6) years after the date of this Agreement.

5.2	Recording, Filing and Notice.

5.2.1	Contributee, within thirty (30) days after the date of this Agreement, shall (i) record all assignments, conveyances and other instruments that must be recorded to effectuate the transfer of the Interests, (ii) file for approval with any applicable governmental authority all necessary transfer and assignment documents for the Interests and (iii) file with any applicable governmental authority all applications and other documents required for the transfer of permits and operatorship of the Interests. Contributor shall reasonably cooperate, at Contributee’s expense, with Contributee with respect to such actions. Contributee shall provide Contributor a recorded copy of each assignment, conveyance and other recorded instrument, and approved copies of the transfer and assignment documents required by any governmental authority, if any, as soon as they are available;

5.2.2	Contributor shall timely make all filings and deliver all notices required to be made or filed by it under applicable law with respect to the change of ownership of the Interests; and

5.2.3	Each of Contributor and Contributee, within thirty (30) days after the date of this Agreement, shall deliver to the applicable person executed designation of operator forms required by applicable conservation or regulatory agencies and notices to third party working interest owners of the change of ownership of the Interests. Each of Contributor and Contributee shall provide the other party with a copy of each such forms or notices, as soon as they are available.

5.3	Change of Operator Requirements. Contributee shall comply with all applicable laws, ordinances, rules and regulations, orders, terms of permits and authorizations of any governmental authority which may have jurisdiction with respect to the Interests to be transferred hereunder (including, without limitation, the filing with such governmental authorities of any and all compliance reports, notices, or other compliance documents which are due after the date hereof regardless of the period covered by such reports, notices or documents), and shall promptly obtain and maintain all permits and bonds required by governmental authorities in connection with the Interests. Specifically, promptly after the date hereof, Contributee shall make application to the applicable governmental authorities, on such forms as such governmental authorities require, for the transfer of all wells included in the Interests from the account and bond of Contributor to the account and bond of Contributee. Contributor shall reasonably cooperate, at

Contributee’s expense, with Contributee in connection with such actions. If approval by any governmental authority for the transfer of any such well is delayed or not approved because same has been out of production for a period in excess of twelve months, Contributee agrees to promptly take such action as may be required by such governmental authority to produce or plug same. Contributee further agrees that to the extent any such wells have been out of production for a period in excess of twelve months, Contributee shall affirmatively note on such application that Contributee will bring same into compliance by producing or plugging same within 120 days of approval of the application.

ARTICLE VI.
ASSUMED OBLIGATIONS

6.1	Condition of the Interests.

6.1.1	Oil and Gas Activities. The Interests have been used for exploring, developing, producing, treating and transporting oil and gas. There is a possibility that there are currently unknown, abandoned wells, plugged wells, pipelines and other equipment on or underneath the property subject to the Interests. Except as otherwise provided in this Agreement, it is the intent of Contributee and Contributor that all liability associated with the above matters as well as any liability to plug or replug any and all wells located on the Leases in accordance with the applicable rules, regulations and requirements of governmental authorities be passed to Contributee as of the date hereof, and that Contributee shall assume all liability for such matters and any and all claims related thereto.

6.1.2	NORM. The Interests may contain NORM. NORM may affix or attach itself to the inside of wells, materials and equipment as scale or in other forms; wells, materials and equipment located on the Leases or included in the Interests may contain NORM, and NORM containing material may have been buried or otherwise disposed of on the Leases. Special procedures may be required for remediating, removing, transporting and disposing of NORM from the Interests, and, except as otherwise provided in this Agreement, Contributee assumes all liability for any assessment, remediation, removal, transportation, and disposal of NORM in accordance with the applicable rules, regulations and requirements of governmental authorities, regardless of whether these materials existed before, on or after the Effective Time.

6.2	Assumption of Obligations. Subject to the provisions of Section 6.3, and except as otherwise set forth therein, Contributee hereby assumes responsibility for, and shall comply with, all debts, liabilities, commitments and obligations associated with or related to the Interests, whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, express or implied, liquidated or unliquidated, accrued or unaccrued, known or unknown, and regardless of whether arising before, at or after the Effective Time, including, without limitation, those arising under or by virtue of any lease, contract, agreement, document, permit, applicable statute or rule, regulation or order of any governmental authority, (specifically including, without limitation, any governmental request or requirement to plug, re-plug and/or abandon any well of whatsoever type, status or classification, remove all equipment and facilities, including but not limited to pipelines, pipeline laterals, and flowlines and any such request or requirement to remove any and all platforms and restore the site whether such obligation arose before, on or after the Effective Time, or take any clean-up or other action with respect to the property or premises, including hazardous waste cleanup costs under applicable laws).

6.3	Retained Obligations. Contributor hereby retains responsibility for and shall timely pay and perform the following (“Retained Obligations”):

(i)	all obligations, liabilities and claims for royalties and other payments out of production attributable to the Interests for all periods prior to the Effective Time (other than with respect to the Hydrocarbon Inventory);

(ii)	taxes, fines and penalties attributable to the Interests and production therefrom for all periods prior to the Effective Time (other than with respect to the Hydrocarbon Inventory);

(iii)	all contractual obligations accrued as of the Effective Time with respect to (x) the routine operations of the Interests prior to the Effective Time and (y) capital expenditures approved and actually made prior to the Effective Time in connection with the operation of the Interests; and

(iv)	all liabilities or obligations with respect to any production or pipeline imbalances and penalties assessed as a result of such imbalances, associated with production and sales prior to the Effective Time.

6.4	EXCEPT AS OTHERWISE PROVIDED HEREIN, THE ASSUMPTION PROVISIONS PROVIDED FOR IN THIS ARTICLE VI SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES IN QUESTION AROSE FROM THE GROSS, SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OF CONTRIBUTOR AND ITS EMPLOYEES, AGENTS AND/OR REPRESENTATIVES OR ANY THIRD PARTY AND REGARDLESS OF WHO MAY BE AT FAULT OR OTHERWISE RESPONSIBLE UNDER ANY OTHER CONTRACT, OR ANY STATUTE, RULE, OR THEORY OF LAW, INCLUDING, BUT NOT LIMITED TO, THEORIES OF STRICT LIABILITY. CONTRIBUTEE AND CONTRIBUTOR ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

ARTICLE VII.
TAXES AND EXPENSES

7.1	Recording and Transfer Expenses. Contributee shall pay all costs of recording and filing (i) the assignments delivered hereunder for the Interests, (ii) all state, federal and Indian transfer and assignment documents, (iii) all applications and other documents required for the transfer of permits and operatorship of the Interests and (iv) all other instruments.

7.2	Ad Valorem and Severance Taxes. Contributor shall bear and pay all ad valorem, severance or other taxes measured by Hydrocarbon production from the Interests, or the receipt of proceeds therefrom, to the extent attributable to production from the Interests before the Effective Time regardless of whether the billings for such taxes are rendered after the date of this Agreement and regardless of the assessment year reflected on such billings, except for any such taxes attributable to the Hydrocarbon Inventory. Contributee shall bear and pay all such taxes on production from the Interests on and after the Effective Time and with respect to the Hydrocarbon Inventory. If either Party pays taxes owed by the other, upon receipt of evidence of payment, the nonpaying Party will reimburse the paying Party promptly for its proportionate share of such taxes.

7.3	Sales and Use Taxes. Contributee shall be responsible for all sales, use and similar taxes applicable to the transfer of the Interests. If Contributor is required to pay such sales, use or similar taxes, then Contributee will promptly reimburse Contributor, and shall indemnify and hold Contributor harmless, for all such sale and use taxes due and payable on the transfer of the Interests to Contributee.

ARTICLE VIII.
MISCELLANEOUS

8.1	Notices. All communications required or permitted under this Agreement shall be in writing and any communications or delivery hereunder shall be deemed to have been fully made if actually delivered, or if mailed by registered or certified mail, postage prepaid, or by facsimile or electronic transmission to the address set forth below:

CONTRIBUTOR

The Houston Exploration Company
1100 Louisiana St., Suite 2000
Houston, Texas 77002
Attention: Tracy Price
Phone: 713-830-6990
Fax: 813-830-6810
E-mail: tprice@houstonexp.com

CONTRIBUTEE

Seneca-Upshur Petroleum, Inc.
One Metrotech Center
Brooklyn, New York 11201-3850
Attention: John J. Bishar, Jr.
Phone: 718-403-3320
Fax: 718-403-2809
E-mail: jbishar@keyspanenergy.com

8.2	Further Assurances. Each of the Parties agrees to execute, acknowledge and deliver to the other such further instruments, and take such other actions as may be reasonably necessary to carry out the provisions of this Agreement. Contributee assumes all responsibility for notifying the purchaser of Hydrocarbon production from the Interests, and such other designated persons who may be responsible for disbursing payments for the purchase of such production, of the change of ownership of the Interests and shall take all actions necessary to effectuate the transfer of such payments to Contributee. Additional proceeds received by or expenses paid by either Contributee or Contributor on behalf of the other Party shall be settled by invoicing such Party for expenses paid or remitting to such other Party any proceeds received.

8.3	Removal of Signs. Promptly following the date hereof, to the extent not already removed, Contributor shall remove its name and signs from the Contributor-operated Interests. Contributee grants Contributor a right of access to the Interests to remove Contributor’s signs and name from all wells, facilities and Leases. If Contributor ‘s name or signs remain on the Interests after Closing, Contributee will promptly, but no later than the date required by applicable rules and regulations or thirty (30) days after the date hereof, whichever is earlier, remove all remaining signs and references to Contributor and erect or install signs complying with applicable rules and regulations, including signs showing the Contributee as operator of the Interests.

8.4	Press Release. There shall be no press release or public communication concerning the Contribution by either Party, except as required by law, rule, regulation or order or without the prior written consent of the Party not originating said release or communication. The Parties will endeavor to consult each other in a timely manner on all press releases.

8.5	Entire Agreement. This instrument states the entire agreement between the Parties with respect to the transaction referred to herein, and may be supplemented, altered, amended, modified or revoked only in a writing signed by both Parties. This Agreement supersedes any prior agreements between the Parties hereto concerning sale of the Interests. For the avoidance of doubt, nothing in this Agreement shall be deemed to limit the rights of KeySpan Corporation (“KeySpan”), THEC Holdings Corp. (“THEC”)or the Contributee under, and none of the provisions hereof shall be deemed to modify or otherwise be used in the interpretation of, the terms and provisions of the Distribution Agreement among such parties and the Contributor dated the date hereof (the “Distribution Agreement”). The headings in this Agreement are for guidance only and shall have no significance in the interpretations of this Agreement.

8.6	Assignability. This Agreement and the rights and obligations hereunder shall not be assignable or delegable by either Party hereto without the prior written consent of the other Party. Subject to the preceding sentence, the provisions of this Agreement shall inure to the benefit of Contributee and Contributor and the respective successors and permitted assigns of each of them.

8.7	Survival. Unless otherwise expressly limited herein, all of the representations, warranties and agreements of or by the Parties hereto shall survive the execution of this Agreement.

8.8	Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid and enforceable and if it cannot be so modified, it shall be deemed deleted and the remainder of the Agreement shall continue and remain in full force and effect.

8.9	Counterparts. This Agreement may be executed in multiple counterparts, each of which taken together shall constitute an original and all of which shall constitute one document.

8.10	Governing Law. This Agreement is governed by and must be construed according to the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might apply the law of another jurisdiction.

8.11	Exhibits. In the event of a conflict between the provisions of the Exhibits attached to this Agreement and the foregoing provisions of this Agreement, the provisions of this Agreement shall take precedence. The omission of certain provisions of this Agreement from any conveyance delivered pursuant hereto does not constitute a conflict between this Agreement and said conveyance document and will not effect a merger of the omitted provisions.

[SIGNATURE PAGES FOLLOW]

     EXECUTED as of the date first above mentioned.

CONTRIBUTOR:

THE HOUSTON EXPLORATION COMPANY

By:	/s/	John H. Karnes

Name:		John H. Karnes
Title:		Senior Vice President and Chief Financial Officer

CONTRIBUTEE:

SENECA-UPSHUR PETROLEUM, INC.

By:	/s/	James F. Westmoreland

Name:		James F. Westmoreland
Title:		Vice President